Exhibit 10.45

Corporate Headquarters 7 Commerce Drive Danbury, Connecticut 06810	800.766.2681 Telephone 512.794.1100 Direct 512.792.8040 Facsimile www.atmi.com
October 27, 2010
BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED
M&M Realty
Commerce Park
P.O. Box 581
7 Finance Drive
Danbury, CT 06810

c/o:
Mel Powers on behalf of Seymour R. Powers, Carole Kolsky, Deborah A. Tauber and Stephen L. Griss (together, the “Lessor”) regarding the Lease for 6 Commerce Drive, Danbury, CT 06810 between Lessor and Advanced Technology Materials, Inc. (the “Lessee”)

References:
The Agreement of Lease between Lessor and Lessee dated as of November 24, 2000, together with Amendment to Lease dated as of March 24, 2003, Second Amendment to Lease dated as of January 18, 2007, and Third Amendment to Lease dated as of October 30, 2008 (collectively referred to herein as the “Lease”); and

Subject: Notice to Lessor of Lessee’s exercise of the First Renewal Term
Dear Mr. Powers:
In accordance with the terms of the Lease, this document serves as notice of Lessee’s exercise of the First Renewal Term for the period effective January 1, 2012 until December 31, 2016.
Additionally, Lessor agrees to perform the following improvements on or before February 2011:
1.	Repair and repave the parking lots with 1.5” asphalt and re-stripe the same according to a striping plan to be mutually agreed by Lessor and Lessee prior to the work being performed; and
2.	Reseal the roof of the building with silver reflective coating, according to its commercial specifications (collectively, the “Lessor Improvements”).
Please confirm your agreement with respect to the Lessor Improvements by signing below.

Sincerely,	Lessor:

/s/ Paul Hohlstein	By:	/s/ Mel Powers

Paul Hohlstein		Mel Powers
Sr. Vice President
Supply Chain and Operations		Title:	Managing Agent

1 of 2

cc:	Mr. Tim Carlson — Chief Financial Officer, ATMI Michael, G. Proctor, Esq. c/o Pullman & Comley 850 Main Street P.O. Box 7006 Bridgeport, CT 06601-7006

2 of 2